EXHIBIT A

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

SUGARMADE, INC.

CONVERTIBLE PROMISSORY NOTE

$___________

Issue Date: September __, 2012

FOR VALUE RECEIVED, SugarMade, Inc., a Delaware corporation (the “Company”), promises to pay to ___________________ (the “Holder”), or its registered assigns, the principal amount of __________________ Dollars ($____________), or such lesser amount as shall equal the outstanding principal amount hereof, together with simple interest from the date of this Note on the unpaid principal balance at a rate equal to fourteen percent (14.0%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.  Unless this Note is converted or repaid earlier as provided herein, the Company shall pay Holder the amount of the then accrued interest on the following three dates:  (i) the three month anniversary of the Issue Date; (ii) the six month anniversary of the Issue Date; and (iii) the Bonus Date.

All unpaid principal, together with any then accrued but unpaid interest and any other amounts payable hereunder, shall be due and payable upon the earlier of (i) at any time after the six (6) month anniversary of the Issue Date of this Note at the written request of the Holder to the Company; provided, however, no Event of Default (as defined below) shall occur under this Note unless the unpaid principal remains unpaid as of the Bonus Date (as defined below), or (ii) when, upon or after the occurrence of an Event of Default, such amounts are declared due and payable by the Holder or made automatically due and payable in accordance with the terms hereof.

Warrant.  In connection with the issuance of this Note, the Company is simultaneously issuing the Holder (i) a Warrant to Purchase Common Stock at an exercise price of one cent ($.01) (the “$.01 Warrant”); and (ii) a Warrant to Purchase Common Stock at an exercise price of fifty cents ($.50).

Bonus Warrants.  If the Company fails to pay Holder the outstanding amount of principal and interest within nine (9) months after the Issue Date (the “Bonus Date”), then effective as of the Bonus Date the Company shall issue Holder additional warrants in the amount of warrants to purchase .15 (15/100) shares of Common Stock for each one dollar ($1.00) of unpaid principal as

of the Bonus Date.   The additional warrants shall have an exercise price of one cent ($.01) per share and a two (2) year term and shall be in the same form of warrant as the $.01 Warrant.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.

Certain Definitions.

1.1

“Next Financing” is the next transaction (or series of related transactions with the same per share purchase price) after the date of this Note in which the Company (or any successor corporation with which the Company merges or consolidates, to which the Company sells substantially all of its assets, or to which all of the Company’s stock may be sold) issues and sells shares of its capital stock in exchange for aggregate gross proceeds of at least Five Hundred Thousand Dollars ($500,000.00) (excluding any amounts received upon conversion or cancellation of indebtedness).

1.2

“Next Financing Securities” are the equity securities issued by the Company in the Next Financing with such rights, preferences, privileges and restrictions, contractual or otherwise, as the securities issued by the Company in the Next Financing.

1.3

“Note Conversion Price” means the price which is the lower of (i) eighty percent (80%) of the per share purchase price paid for the Next Financing Securities by the investors in the Next Financing; or (ii) fifty cents ($0.50).

1.4

“Senior Indebtedness” means, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on, amounts reimbursable, fees, expenses, costs of enforcement and any other amounts due in connection with (i) indebtedness of the Company, or with respect to which the Company is a guarantor, to banks, commercial finance lenders, insurance companies, leasing or equipment financing institutions or other lending institutions regularly engaged in the business of lending money, which is for money borrowed, or purchase or leasing of equipment in the case of lease or other equipment financing, whether or not secured, and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

2.

Conversion.

2.1

Voluntary Conversion.  At the election of the Holder in its sole discretion at any time within the thirty (30) day period after the initial closing of the Next Financing, the entire remaining principal amount of this Note, and all accrued but unpaid interest and any other amounts payable under this Note, may be converted into shares of Next Financing Securities at the Note Conversion Price.

2.2

Conversion Procedure.

(a)

Conversion.  The Company shall provide written notice to the Holder within ten (10) days after the occurrence of the initial closing of the Next Financing, and the notice shall specify the Note Conversion Price.  If the Holder elects to convert this Note as provided in Section 2.1, then within thirty (30) days after the initial closing of the Next Financing, the Holder shall give written notice to the Company of its election to convert this Note.  Upon such conversion, the Holder shall surrender this Note at the Company’s principal executive office, or, if this Note has been lost, stolen, destroyed or mutilated, then, in the case of loss, theft or destruction, the Holder shall deliver an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, the Holder shall surrender and cancel this Note.  The Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal executive office a certificate or certificates for the number of shares to which the Holder shall be entitled upon such conversion (bearing such legends as are required by the Company and applicable state and federal securities laws in the opinion of counsel to the Company).  Such conversion shall be deemed to have been made  immediately prior to the close of business on the date of the surrender of this Note, and thereafter the person entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(b)

Fractional Shares; Nonassessable; Effect of Conversion.  Any fractional shares to be issued upon conversion of this Note shall be rounded down to the nearest whole share.  The Company covenants that the shares of Next Financing Securities issuable upon the conversion of this Note will, upon conversion of this Note, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof.  Upon conversion of this Note in full and the payment of the amounts specified in this Section 2.3(c), the Company shall be forever released from all its obligations and liabilities under this Note.

2.3

Further Assurances.  In connection with the conversion of this Note, the Holder, by acceptance of this Note, agrees to execute all agreements and other documents executed by the investors in the Next Financing.

3.

Prepayment.  This Note may be prepaid in whole or in part only upon the prior written consent of the Holder.

4.

Subordination.  The indebtedness evidenced by this Note is hereby expressly subordinated in right of payment to the prior payment in full of all of the Company’s Senior Indebtedness, whether now or hereafter existing.  If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of the Company, (i) no amount shall be paid by the Company in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of this Note that shall assert any right to receive any payments in respect of the principal of and interest on this Note, unless such claim or proof of claim is subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

5.

Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” under this Note:

5.1

Failure to Pay.  The Company shall fail to pay (i) any principal payment on or before the Bonus Date or (ii) any interest payment required under the terms of this Note on the date due and such interest payment shall not have been made within five (5) days of the Company’s receipt of the Holder’s written notice to the Company of such failure to pay; or

5.2

Voluntary Bankruptcy or Insolvency Proceedings.  The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (iii) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (iv) take any action for the purpose of effecting any of the foregoing; or

5.3

Involuntary Bankruptcy or Insolvency Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the Company’s property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the Company’s debts under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

Upon the occurrence or existence of any Event of Default described in Section 5.1 and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to Company, declare this Note immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Note to the contrary notwithstanding.  Upon the occurrence or existence of any Event of Default described in Sections 5.2 and 5.3, immediately and without notice, this Note shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Note to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy permitted to it by law.

6.

Miscellaneous.

6.1

Loss, Theft, Destruction or Mutilation of Note.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Note, the Company shall execute and deliver, in lieu of this Note, a new Note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note.

6.2

Payment.  All payments under this Note shall be made in lawful tender of the United States.

6.3

California Corporate Securities Law.  THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS NOTE HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.  THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

6.4

Waivers.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

6.5

Usury.  In the event that any interest paid on this Note is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

6.6

Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

6.7

Notices.  All notices and other communications required or permitted under this Note or the Warrants shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed (a) if to a Holder, at such Holder’s address, facsimile number or electronic mail address set forth on the signature page hereto, or at such other address, facsimile number or electronic mail address as such Holder may designate by ten (10) days’ advance written notice to the Company or (b) if to the Company, to its address, facsimile number or electronic mail address and directed to the attention of the President.  All such notices and other communications shall be deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or upon confirmation of electronic mail delivery.  With respect to any notice given by the Company under any provision of the California General Corporation Law or the Company’s charter or bylaws, the Holder agrees that such notice may given by facsimile or by electronic mail.

6.8

Expenses; Attorneys’ Fees.  If action is instituted to collect this Note and the Holder prevails on claims in such action, the Company promises to pay all reasonable costs and expenses of the Holder, including, without limitation, reasonable attorneys’ fees and costs of the Holder, incurred in connection with such action.

6.9

Successors and Assigns.  This Note may be assigned or transferred by the Holder only with the prior written approval of the Company.  Subject to the preceding sentence, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.  This Note shall be assigned by the Company to any successor corporation with which the Company merges, sells substantially all of its assets, or to which all of the Company’s stock may be sold, effective upon the closing of such transaction.

6.10

Governing Law.  THIS NOTE SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF CALIFORNIA AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN CALIFORNIA RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN CALIFORNIA.

IN WITNESS WHEREOF, the parties have executed this Note as of the date first above written.

COMPANY:

SUGARMADE, INC.

By:

Scott Lantz,

Chief Executive Officer

HOLDER:

      Print Name: __________________________